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                                                                    EXHIBIT 23.1



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan and the Employee Stock Purchase Plan of Forte Software, Inc. of our report dated April 24, 1997, with respect to the consolidated financial statements and schedule of Forte Software, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission.



Walnut Creek, California
August 14, 1997                             /s/ Ernst & Young LLP